Exhibit 5.1
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                                           October 31, 2003

Touchstone Applied Science Associates, Inc.
4 Hardscrabble Heights
P.O. Box 382
Brewster, New York 10509

        Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

        We are acting as counsel to Touchstone Applied Science Associates, Inc. (the "Company") in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") relating up to 331,750 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"). The Common Stock is issuable under the Touchstone Applied Science Associates, Inc. 2000 Stock Incentive Plan (the "2000 Plan").

        In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation and the By-Laws of the Company, as each is in effect as of the date hereof, and the 2000 Plan, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

        Based on the foregoing, we are of the opinion that the Common Stock when issued by the Company in accordance with the 2000 Plan will be duly authorized, validly issued, fully paid and nonassessable.

        The opinion expressed herein is based on the facts in existence on the date hereof and is limited to the Federal securities laws and the laws of the State of Delaware currently in effect.

        We hereby consent to the use of this opinion in connection with the Registration Statement and to references to our firm therein.

                                           Sincerely yours,

                                           /s/ VEDDER, PRICE, KAUFMAN &
                                               KAMMHOLZ, P.C.